Registration of Securities to be Offered to Employees Pursuant to an Employee Benefit Plan Form S-8

                    Filing Table of Contents
                   Document/Exhibit Description
Pages   Bytes

 1  S-8       Registration of Securities to be Offered to
               Employees Pursuant to an Employee Benefit Plan
 2  EX-5.1    Legal Opinion
 3  EX-23.2   Consent of Wieseneck, Andres & Company, P.A.

S-8 Registration of Securities to be Offered to Employees Pursuant to an Employee Benefit Plan

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON REGISTRATION NO.
33-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       eCom eCom.com, Inc.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

          FLORIDA                                  65-0538051
---------------------------         ------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identifi-
incorporation or organization)       cation Number)

                    2700 PGA Blvd., Suite 103
                  Palm Beach Gardens, FL  33410
               ---------------------------------
       (Address, including zip code, and telephone number)

                    2001 EQUITY INCENTIVE PLAN
                  ------------------------------
                     (Full title of the plan)

                    David J. Panaia, President
                        eCom eCom.com, Inc.
                    2700 PGA Blvd., Suite 103
                 Palm Beach Gardens, Florida 33410
                          (561) 622-4395
                 ---------------------------------
                 (Name, address, including zip code,
                 and telephone number,including area
                    code, of agent for service)













                 CALCULATION OF REGISTRATION FEE

                       PROPOSED       PROPOSED
                       MAXIMUM        MAXIMUM
TITLE OF    AMOUNT     OFFERING       AGGREGATE  AMOUNT OF
SECURITIES  TO BE      PRICE          OFFERING   REGISTRATION
TO BE REG.  REG.       PER SHARE(1)   PRICE      FEE (2)


Common      4,000,000  $0.41          $1,640,000   $410
Stock,      shares
$.000l par value


(1) Estimated solely for the purpose of calculating the amount of the registration fee.
(2) Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's 2001 Stock Incentive Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed below in paragraphs (a) through (c) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended May 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended
May 31, 2000.

(c) Description of Registrant's Common Stock, $.0001 par value, as set forth in Item 11 of Registrant's Registration Statement on Form SB-1 filed with the Commission on September 6, 1995.


Item 4.     Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Florida Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

The Corporation's Articles of Incorporation and Bylaws generally provide for indemnification of directors, officers, employees and agents to the fullest extent allowed by law.

Item 7.  Exemption From Registration Claimed.

Not applicable.


Item 8.    Exhibits.

EXHIBIT
NUMBER         DESCRIPTION                       LOCATION

4.1     Articles of Incorporation      Incorporated by
                                       reference
                                       to Exhibit 2.0 to the
                                       Registrant's Form SB-1
                                       Registration Statement
                                       No. 33-96638-A

4.2     Bylaws                         Incorporated by
                                       reference
                                       to Exhibit 2.1 to the
                                       Registrant's Form SB-1
                                       Registration Statement
                                       No. 33-96638-A

5.1    Opinion of Hackney & Miller,    Filed electronically
       P.A.                            herewith

10.1   eCom, eCom.com, Inc. 2001       Filed electronically
       Equity Incentive Plan           herewith


23.1   Consent of Hackney & Miller,    Contained in Exhibit 5.1
       P.A.

23.2   Consent of Wieseneck, Andres    Filed electronically
       & Company, P.A.                 herewith
       Certified Public Accountants

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida on May 24, 2001.

                               eCom eCom.com, Inc.

                               By: /s/ David J. Panaia
                                       David J. Panaia,
                                       President




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                   TITLE               DATE

/s/ David J. Panaia          President and       May 24,2001
---------------------------  and Director
David J. Panaia

/s/ Robert C. Wilson         Secretary           May 24, 2001
---------------------------  and Director
Robert C. Wilson

/s/Richard C. Turner         Director            May 24, 2001
---------------------------
Richard C. Turner



















Exhibit 5.1


                                  HACKNEY & MILLER
                             A PROFESSIONAL ASSOCIATION

                            ATTORNEYS & COUNSELORS AT LAW

                            2000 PGA BOULEVARD, SUITE 4410
                           PALM BEACH GARDENS, FLORIDA 33410



Board of Directors
eCom, eCom.com, Inc.
2700 PGA Blvd.
Palm Beach Gardens, FL  33410

Re:   Registration Statement on Form S-8
      4,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to eCom, eCom.com, Inc., a Florida corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 4,000,000 shares of common stock, par value $.0001 per share ("Common Stock") to be issued under the 2001 Equity Incentive Plan, ("2001 Equity Plan")(collectively, the "Shares"). We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

In this regard, we have reviewed the Registration Statement and related Prospectuses, the Articles of Incorporation and Bylaws of the Corporation, the 2001 Equity Incentive Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representative of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without Board of Directors independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the 2001 Equity Incentive Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to such plans; (ii) awards under the 2001 Equity Incentive Plan will continue to constitute valid, legal and binding obligations of the Corporation and will continue to be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the 2001 Equity Incentive Plan when issued and sold pursuant to the terms of such plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Hackney & Miller, P.A.

By: /s/ Robert C. Hackney
--------------------------------

















Exhibit 10.1

                              ECOM ECOM.COM, INC.
                           2001 EQUITY INCENTIVE PLAN


                                   SECTION 1.
                                    PURPOSE.

The purposes of the eCom eCom.com, Inc., Inc. 2001 Equity Incentive Plan (the "Plan") are to promote the interests of eCom eCom.com, Inc., Inc. (the "Company") and its shareholders by (i) attracting and retaining key employees, consultants and non-employee directors of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; and (iv) linking compensation to the long-term interests of shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

                                   SECTION 2.
                                  DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

          "Award" shall mean any Stock, Unrestricted Stock, Stock Option, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Award.

          "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant, or (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant's incapacity due to Disability). For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

          "Change in Control" shall mean, unless otherwise defined in the applicable Award Agreement, a change in control of the Company, which will be deemed to have occurred if:

          (i) any "Person," as such term is used in Sections 13(d) and 14
(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date (as defined in Section 16(a) of the Plan), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above), directly or indirectly, acquired 40% or more of the combined voting power of the Company's then outstanding securities (not including any securities acquired directly from the Company or its Affiliates); or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean a committee of the Board (which may include the entire Board) designated by the Board to administer the Plan.
The Committee shall be the Compensation Committee or a sub-committee thereof, unless the Board shall appoint another committee to administer the Plan. Notwithstanding the foregoing, for purposes of discretionary awards granted to Non-Employee Directors pursuant to Section 10 of the Plan, references to the Committee shall be deemed to be references to the Board.

          "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

          "Disability" shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as such under the Company's then current long-term disability plan.

          "Employee" shall mean an employee of the Company or of any Affiliate.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" with respect to the Shares, as of any date, shall mean (i) the closing sales price of the Shares on NASDAQ, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion.

          "Incentive Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          "Issue Date" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company.

          "Non-Qualified Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 8 of the Plan and that is not intended to be an Incentive Stock Option.

          "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          "Other Stock-Based Award" shall mean any award granted under Section 11 of the Plan.

          "Participant" shall mean any Employee, Non-Employee Director or consultant who receives an Award under the Plan, and upon his or her death, their successor, heirs, executors and administrators, as the case may be.

          "Performance Award" shall mean any right granted under Section 10 of the Plan.

          "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Restricted Stock" shall mean any Share granted under Section 9 of the Plan.

          "Restricted Stock Unit" shall mean any unit granted under Section 9 of the Plan.

          "Retirement" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company and any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

          "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

          "Section 162(m) shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

          "Shares" shall mean shares of the Common Stock, $0.0001 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

          "Substitute Awards" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.


                                   SECTION 3.
                                 ADMINISTRATION.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled, or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any Employee, any Non-Employee Director and any consultant.

     (c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

     (d) No Liability. No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

                                   SECTION 4.
                          SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be four million (4,000,000). If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable: (i) adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (2) the maximum number of Shares subject to Awards granted to a Participant pursuant to Sections 4(a) and 11(b) of the Plan, (3) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (4) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that
(A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of
Section 162(m), unless otherwise determined by the Committee.

     (c) Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by Section 16, be counted against the Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of newly issued shares, authorized and unissued Shares or of treasury Shares, and the Company hereby reserves four million (4,000,000) shares of Common Stock for issuance pursuant to the Plan.

                                   SECTION 5.
                                  ELIGIBILITY.

Any Employee (including any officer or employee-director of the Company or any Affiliate who is not a member of the Committee), Non-Employee Director or consultant shall be eligible to be designated a Participant; provided that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to
Section 10.

                                   SECTION 6.
                                  CASH BONUSES.

The Committee may, in its absolute discretion, grant, in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

                                   SECTION 7.
                                 STOCK BONUSES.

The Committee shall grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

                                   SECTION 8.
                                  STOCK OPTIONS.

The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the date of grant of such Option.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion of such Option. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the date such Option was granted.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging Shares owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer.


                                  SECTION 9.
               RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

The Committee may grant shares of Restricted Stock and Restricted Stock Units pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (d) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.


                                   SECTION 10.
                               PERFORMANCE AWARDS.

     (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award," which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.


                                   SECTION 11.
                            OTHER STOCK-BASED AWARDS.

The Committee shall have authority to grant to Participants an "Other Stock-Based Award," which shall consist of any right that is (i) not an Award described in Sections 6 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.


                                   SECTION 12.
                           NON-EMPLOYEE DIRECTOR AWARDS.

The Committee may provide that all or a portion of a Non-Employee Director's annual retainer and/or meeting fees be payable (either automatically or at the election of a Non-Employee Director) in the form of Nonqualified Stock Options, Restricted Stock and/or Other Stock-Based Awards, including unrestricted Shares. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Awards. In addition, the Committee may, in its sole discretion, grant awards of Restricted Stock to Non-Employee Directors pursuant to such terms and conditions, as it may deem advisable, so long as such terms and conditions are not inconsistent with any other terms of the Plan.

                                   SECTION 13.
             PROVISIONS APPLICABLE TO COVERED OFFICERS AND
                         PERFORMANCE-BASED AWARDS.

     Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Restricted Stock Awards, Restricted Stock Units, Performance Awards, or other Stock-Based Awards shall be subject to the terms and provisions of this Section 13.

     (a) The Committee may grant Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards to Covered Officers that vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 13, performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

               (i)     earnings before interest, taxes,
                       depreciation and/or amortization
               (ii)    operating income or profit
               (ii)    return on equity, assets, capital,
                       capital employed, or investment
               (iv)    after tax operating income
               (v)     net income
               (vi)    earnings or book value per share
               (vii)   cash flow(s)
               (viii)  Total sales or revenues or sales or
                       revenues per employee
               (ix)    production (separative work units or
                       SWUs)
               (x)     stock price or total shareholder
                       return
               (xi)    dividends
               (xi)    strategic business objectives,
                       consisting of one or more objectives
                       based on meeting specified cost
                       targets,business expansion goals,
                       and goals relating to acquisitions
                       or divestitures
               (xiii)  except in the case of Section 162(m)
                       awards to Covered Officers, any other
                       performance criteria established by the
                       Committee or any combination thereof.
                       Each goal may be expressed on an
                       absolute and/or elative basis, may be
                       based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other Companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

     (b) With respect to any Participant, the maximum annual number of shares in respect of which Restricted Stock Awards, Performance Awards and Other Stock-Based Awards may be granted under the Plan is 100,000 and the maximum annual amount of any Award settled in cash is $1,000,000.

     (c) To the extent necessary to comply with Section 162(m), with respect to Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

                                   SECTION 14.
                       TERMINATION OF EMPLOYMENT/SERVICE.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/ service, including a termination by theCompany without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.


                                   SECTION 15.
                                CHANGE IN CONTROL.

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.


                                   SECTION 16.
                            AMENDMENT AND TERMINATION.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to paragraph (c) below.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m), unless otherwise determined by the Committee.

                                  SECTION 17.
                              GENERAL PROVISIONS.

     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer any vested Award, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the Award Agreement so provides, the transfer is approved by the Committee and the Participant does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee).

     (c) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Award Agreement shall prevail.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to the conflict of law principles thereof.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

    (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

    (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


                                  SECTION 18.
                               TERM OF THE PLAN.

     (a) Effective Date. The Plan shall be effective as of May 15, 2001, provided it has been approved by the Company's shareholders.

     (b) Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.






















Exhibit 23.2


                        Wieseneck, Andres & Company, P.A.
                          Certified Public Accountants






                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 4,000,000 shares of eCom eCom.com, Inc. common stock under the 2001 Equity Incentive Plan and to eh incorporation by reference therein of our report relating to the financial statements which appear in the Annual Report on Form 10-KSB for the year ended May 31, 2000.

                        /s/ Wieseneck, Andres & Company, P.A.
                        -------------------------------------
                               Wieseneck, Andres & Co., P.A.,
                               Certified Public Accountants

North Palm Beach, Florida
May 29, 2001